Exhibit 99.1

PULSE BIOSCIENCES QUARTERLY INVESTOR CONFERENCE CALL

Conference call today at 1:30 p.m. PDT / 4:30 p.m. EDT

HAYWARD, Calif. - (BUSINESS WIRE) – August 8, 2019 – Pulse Biosciences, Inc. (Nasdaq: PLSE) (the “Company”),  a  novel bioelectric medicine company bringing to market its proprietary CellFX™ System, today reported recent corporate developments and financial results for the three- and six-month periods ended June 30, 2019.

Recent Corporate Developments

•

The Company is working with the FDA on its 510(k) submission for the CellFX System, continues to believe the 510(k) path is the appropriate path, and is looking forward to finalizing and submitting all responses to FDA during Q3 2019 for a potential clearance in Q4 2019.

•

The Company commenced enrollment and treated the first patient in its CellFX Warts Pivotal Study. The CellFX Warts Pivotal Study is a prospective, non-randomized, multicenter study evaluating the safety and effectiveness of the CellFX System in up to 60 patients with non-genital warts. The Company expects to complete enrollment by the end of 2019.

•	Nano-Pulse Stimulation™ (NPS™) technology peer reviewed manuscripts featured by leading dermatology publications:
o

“A Dose Response Study of a Novel Method of Selective Tissue Modification of Cellular Structures in the Skin with Nanosecond Pulsed Electric Fields” with lead author David Kaufman, MD, FACS, published in the August 2019 edition of the journal of the American Society for Laser Medicine and Surgery and highlights the Company’s initial histologic skin studies that demonstrated the safety and unique mechanism of NPS to impact cellular structures while sparing surrounding non-cellular structures.

o

“Safety and Efficacy of Nanosecond Pulsed Electric Field Treatment of Sebaceous Gland Hyperplasia” with lead author Girish Munavalli, MD, MHS, FACMS, has been accepted for publication in an upcoming edition of the journal of Dermatologic Surgery and outlines the results, findings and observations from the Company’s clinical study evaluating the safety and efficacy of NPS for the treatment of Sebaceous Hyperplasia.

•

The Company’s Nano-Pulse Stimulation Technology is scheduled to be prominently featured during the “Hot Topics” session of the prestigious Controversies and Conversations in Lasers & Cosmetic Surgery symposium in San Francisco, CA on Friday August 9, 2019. Investigators Drs. Thomas Rohrer, Girish Munavalli, and Brian Zelickson will be presenting from the podium clinical study data and their experiences with NPS in Pulse Biosciences’ ongoing programs in Sebaceous Hyperplasia, Seborrheic Keratosis, Warts, BCC and tattoo removal.

Financial Highlights

Cash, cash equivalents, and investments totaled $42.6 million at June 30, 2019, compared to $59.6 million at December 31, 2018. Cash use totaled $10.2 million for the second quarter of 2019 compared to cash use of $6.8 million for the first quarter of 2019 and $6.4 million for the fourth quarter of 2018.

Operating expenses for the three-month period ended June 30, 2019 totaled $11.6 million, compared to $9.3 million for the three-month period ended June 30, 2018. Operating expenses for the three-month period ended June 30, 2019 included non-cash stock-based compensation of $2.7 million, compared to non-cash stock-based compensation of $3.2 million for the three-month period ended June 30, 2018.

Operating expenses for the six-month period ended June 30, 2019 totaled $22.1 million, compared to $18.0 million for the six-month period ended June 30, 2018. Operating expenses for the six-month period ended June 30, 2019 included non-cash stock-based compensation of $5.1 million, compared to non-cash stock-based compensation of $6.6 million for the six-month period ended June 30, 2018.

Net loss for the three-month period ended June 30, 2019 totaled $11.4 million compared to $9.2 million for the three-month period ended June 30, 2018. Net loss for the six-month period ended June 30, 2019 totaled $21.4 million compared to $17.8 million for the six-month period ended June 30, 2018.

Conference Call Details

Pulse Biosciences will host an investor call on August 8, 2019, at 1:30 p.m. PDT / 4:30 p.m. EDT. The telephone dial-in number for the call is (844) 494-0190 (U.S. toll-free) or (508) 637-5580 (international) using Conference ID 9229379. Listeners will also be able to access the call via webcast available on the Investors section of the Company’s website at www.PulseBiosciences.com.

About Pulse Biosciences

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that improves and potentially extends the lives of patients. The CellFX System is the first planned commercial product to harness the distinctive advantages of the Company’s proprietary Nano-Pulse Stimulation™ (NPS™) technology to treat a variety of applications for which an optimal solution remains unfulfilled. NPS technology delivers nano-second pulses of high amplitude electrical energy to non-thermally clear targeted cells while sparing adjacent non-cellular tissue. The cell-specific effects of NPS technology have been validated in a series of ongoing clinical trials. In addition, early pre-clinical evidence suggests that NPS technology holds a promising future in immuno-oncology by demonstrating an ability to induce immunogenic cell death. The CellFX System is preparing to launch in 2019 as a multi-application platform designed to address a broad range of dermatologic conditions. As part of the customer experience, the Company is offering a utilization-based revenue model and easy-access customer portal offering a suite of services. CellFX procedures offer customer value across an expanding spectrum of clinical applications. The initial commercial use will be in the clearance of common skin lesions, including sebaceous hyperplasia (SH) and seborrheic keratosis (SK) – two prevalent and difficult-to-treat benign skin conditions that share high demand among patients and practitioners for improved and durable aesthetic outcomes that lead to greater overall satisfaction. For more information about Pulse Biosciences, proprietary NPS technology, or the CellFX System, please visit us at PulseBiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding our CellFX System and the Company’s commercialization of our CellFX System including the progress and timing of such commercialization and the results of clinical study plans. These forward-looking statements are based on current expectations and estimates and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested or implied by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: the impact of governmental regulatory agencies, including the U.S. FDA, and regulatory approvals, clearances and restrictions or any dispute that may occur with any regulatory body; risks inherent to the planning, design and execution of clinical studies; domestic and regional economic conditions on aesthetic healthcare spending; the timing and success of product development and market acceptance of developed and approved products, including, but not limited to, the CellFX System; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of aesthetics and dermatology in which the Company operates; unanticipated manufacturing disruptions or the inability to meet demand for products; the results of legal proceedings to which the Company is or may become a party; product liability and other litigation claims; adverse publicity regarding the company and the safety of the Company’s products and adequacy of training; the impact of changes to tax legislation, guidance, and interpretations; and other risk factors under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2018, as periodically updated by the Company’s subsequent filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Pulse Biosciences, Inc. undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

Caution: Pulse Biosciences’ CellFX System and Nano-Pulse Stimulation (NPS) technology are for investigational use only.

Investor Relations:
Pulse Biosciences, Inc.
Brian Dow
Sr. Vice President and Chief Financial Officer
IR@pulsebiosciences.com

or

Solebury Trout
Gitanjali Jain Ogawa, 646-378-2949
gogawa@troutgroup.com

Media:
Tosk Communications
Nadine D. Tosk,  504-453-8344

nadinepr@gmail.com

PULSE BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands)	2019	2018
ASSETS
Current assets:
Cash, cash equivalents and investments	$42,642	$59,583
Prepaid expenses and other current assets	1,908	779
Total current assets	44,550	60,362

Property and equipment, net	1,985	2,173
Intangible assets, net	4,880	5,213
Goodwill	2,791	2,791
Other assets	2,827	101
Total assets	$57,033	$70,640

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,577	$1,272
Accrued expenses	1,703	1,421
Deferred rent, current	—	415
Lease liability, current	168	—
Total current liabilities	3,448	3,108
Long term liabilities:
Deferred rent, less current	—	1,198
Lease liability, less current	3,724	—
Total liabilities	7,172	4,306
Stockholders’ equity:
Common stock and additional paid-in capital	146,994	142,053
Accumulated other comprehensive loss	22	(1)
Accumulated deficit	(97,155)	(75,718)
Total stockholders’ equity	49,861	66,334
Total liabilities and stockholders’ equity	$57,033	$70,640

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three-Month Periods Ended
	June 30,	June 30,
(in thousands, except per share amounts)	2019	2018
Revenue	$—	$—
Operating expenses:
General and administrative	5,146	5,173
Research and development	6,337	3,960
Amortization of intangible assets	166	167
Total operating expenses	11,649	9,300
Other income:
Interest income	290	137
Total other income	290	137
Net loss	$(11,359)	$(9,163)
Net loss per share:
Basic and diluted net loss per share	$(0.55)	$(0.54)
Weighted average shares used to compute net loss per common share — basic and diluted	20,728	16,881

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Six-Month Periods Ended
	June 30,	June 30,
(in thousands, except per share amounts)	2019	2018
Revenue	$—	$—
Operating expenses:
General and administrative	9,547	10,555
Research and development	12,179	7,136
Amortization of intangible assets	333	333
Total operating expenses	22,059	18,024
Other income:
Interest income	622	193
Total other income	622	193
Net loss	$(21,437)	$(17,831)
Net loss per share:
Basic and diluted net loss per share	$(1.04)	$(1.06)
Weighted average shares used to compute net loss per common share — basic and diluted	20,704	16,861